Exhibit 10.2

FIRST AMENDMENT TO FORBEARANCE AGREEMENT

This First Amendment, dated as of July 14, 2023 (this “Amendment”), to the Forbearance Agreement), dated as of July 10, 2023 (as may be further amended from time to time, the “Agreement”), by and between Crown Electrokinetics Corp., a Delaware corporation (“Borrower”) and Cedarview Opportunity Master Fund LP, as lender (“Lender”), is made by and between Borrower and Lender. Capitalized terms used but not defined herein have the meaning set forth in the Agreement.

W I T N E S S E T H:

WHEREAS, Borrower and Lender are party the Agreement, pursuant to Lender agreed to forbear from exercising its rights and remedies under the Loan Documents and applicable law in connection with the Current Default;

WHEREAS, Borrower and Lender desire to amend certain provisions of the Agreement;

NOW, THEREFORE, in consideration of the premises and in consideration of the representations, warranties and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby amend the Agreement and agree as follows:

1. The third (3rd) sentence of Section 1.2.1 of the Agreement shall be deleted in its entirety.

2. Section 1.3 of the Agreement shall be amended to replace the reference to “Three Hundred Fifty Thousand Dollars ($350,000)” with “One Hundred Thousand Dollars ($100,000)”.

3. The following shall be added as Section 1.5 of the Agreement:

Stock Issuance. Promptly following execution of the Agreement, Borrower shall issue to Lender Two Million Eighty-Seven Thousand Four Hundred and Thirteen (2,087,413) shares of common stock of Borrower representing Lender’s pro rata portion of the Two Million Five Hundred Thousand shares of common stock of Borrower (the “Shares”) to be issued to the holders of Borrower’s outstanding Original Issue Discount Senior Secured Notes dated January 3, 2023.

2. Borrowers shall pay or reimburse Lender for its reasonable, out-of-pocket and documented costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in connection with the preparation, negotiation and execution of this Amendment and the documents provided for herein or related hereto and for any legal opinion required in connection with the re-sale of securities issued in connection with the Agreement up to a maximum amount of Ten Thousand Dollars ($10,000).

3. This Amendment shall be governed by and construed according to the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.

4. This Amendment may be executed in any number of counterparts, and by facsimile, .pdf or other electronic method, each of which shall be effective upon delivery and thereafter shall be deemed to be an original, and all of which shall be taken to be one and the same instrument with the same effect as if each of the parties hereto had signed the same signature page.

5. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

6. Except as expressly provided herein, the execution and delivery of this Amendment shall not extend, modify or waive any term or condition of the Agreement.

7. Each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Agreement shall mean and be a reference to the Agreement as amended by this Amendment, and this Amendment shall be deemed to be a part of the Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the day and year first written above.

BORROWER:

Crown Electrokinetics Corp.

By:	/s/ Douglas Croxall
Name:	Douglas Croxall
Title:	Chief Executive Officer

LENDER:

Cedarview Opportunity Master Fund LP

By:	/s/ Burton Weinsten
Name:	Burton Weinstein
Title:	Managing Partner

[Signature Page to First Amendment to Forbearance Agreement]